LEASE AGREEMENT
                                ---------------

     This Lease Agreement ("Lease") is made and entered into as of April 12, 1995, between HARRY MUHLSCHLEGEL and KAREN MUHLSCHLEGEL ("Landlord"), and JEVIC TRANSPORTATION, INC., a New Jersey corporation ("Tenant").

                              STATEMENT OF PURPOSE
                              --------------------

     Landlord is the owner of certain real property located in Cabarrus County, North Carolina, more particularly described on attached Exhibit A ("Premises"). Tenant wishes to lease the Premises from Landlord for use as trucking terminal upon the terms and conditions set out in the following Agreement.

                                   AGREEMENT
                                   ---------

     1.  RENT
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     1.1 Tenant covenants and agrees to pay annually, in equal monthly installments as the basic rent the sum of $261,420.00 payable in monthly installments of $21,785.00 in advance on the first day of each and every calendar month in lawful money of the United States of America at the offices of the Landlord or as directed by Landlord. If the commencement date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as basic rent for the remainder of such calendar month a sum equal to that portion of the basic rent specified for the first full calendar month, which the number of days from the commencement date to the end of the calendar month during which the commencement date falls bears to the total number of days in such month.

     1.2 In addition to the basic rent provided for in 1.1, the Tenant convenants and agrees to pay "additional rent" beginning on the first day of the first renewal term and continuing thereafter for the remaining term of the Lease including each subsequent renewal term, which "additional rent" shall be ascertained and computed for such periods of time and in the manner defined in paragraph 1.3 of this Agreement.

     1.3 Landlord has obtained from Southern National Bank of North Carolina ("Lender") a first lien upon the premises as security for a loan in the original principal amount of $2,147,500.00 ("Loan"). In the event that Landlord and Lender shall agree to increase the interest rate on the loan from Lender, which will result in an increase in the monthly payments under the Loan, the annual rent and the monthly installment provided in paragraph 1.1 of this Agreement shall increase to an amount equal to the total annual payments due under the Loan and the monthly installment due under the Loan. Landlord hereby directs and Tenant agrees to make all rent payments due under this Agreement directly to Lender by delivering such payments on or before the due date to Lender at 200 South College Street, Charlotte, North Carolina, 28202, Attn: Senior Loan Officer.

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     2. TERM. The term of this Lease shall be for a period of five (5) years beginning April 12, 1995, and ending April 12, 2000.

     3.  NON-ASSIGNMENT OF LEASE

     3.1 Without the previous written consent of Landlord, neither Tenant, nor Tenant's legal representatives or successors in interest by operation of law or otherwise, shall assign, mortgage or grant any security interest or lien upon this Lease, or sublet the whole or any part of the Premises or permit the Premises or any part of the Premises to be used or occupied by others. Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or under-tenant or occupant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants, under-tenants and occupants. If this Lease be assigned, Landlord may and is hereby empowered to collect rent from the assignee; if the Premises or any part of the Premises be underlet or occupied by any person other than Tenant, Landlord, in the event of Tenant's default, may, and is hereby empowered to, collect rent from the under-tenant or occupant; in either of such events, Landlord may apply the net amount received by it to the rent reserved in this Agreement, and no such collection shall be deemed a waiver of the covenant in this Agreement against assignment and underletting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance of the covanants contained in this Agreement on the part of Tenant.

     The foregoing provisions shall include the assignment of this Lease, in whole or in part, to any corporation into or with which Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant or of any such corporation.

     For the purpose of this Article, a "subsidiary" or "affiliate" or a "successor" of Tenant shall mean the following:

     (a) An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.


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     (b) A "subsidiary" shall mean any corporation not less than 50% of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant.

     (c) A "successor" of Tenant shall mean:

          (i) A corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation, or

          (ii) A corporation acquiring this lease and the term hereby demised and a substantial portion of the property and assets of Tenant, its corporate successors or assigns, or

          (iii) Any corporate successor or a successor corporation becoming such by either of the methods described in (i) or (ii).

     3.2 An assignment, within the meaning of this Article, shall be deemed to include one or more sales or transfers, by operation of law or otherwise, or creation of new stock, by which an aggregate of more than 50% of Tenant's stock shall by vested in a party or parties who are nonstockholders as of the date hereof.

     4. QUIET - ENJOYMENT

     Landlord covenants that Tenant in performing its obligations under this Agreement shall peacefully and quietly hold and enjoy the Premises throughout the term of this Lease and any extensions of this Lease.

     5. USE

     5.1 Lawful Use. The Premises shall be used and occupied for any lawful purpose.

     5.2 Compliance with Law. Tenant shall, at Tenant's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders and requirements in effect during the term or any part of the term hereof, regulating the use by Tenant of the Premises. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

     5.3 Condition of Premises. Tenant shall accept the Premises in their condition existing as of the date of delivery of possession subject to all matters unrecorded as well as of

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

record and to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto.

     6. MAINTENANCE REPAIRS AND ALTERATIONS

     6.1 Tenant's Obligations. Tenant shall during the term of this Lease keep in good order, condition and repair, the Premises and every part to the Premises, including, without limiting the generality of the foregoing, the foundations under the Premises, exterior and interior walls and roof of the Premises, and all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, and all fixtures, ceilings, windows, doors, plate glass, showcases, skylights, entrances and vestibules located with the Premises, and all adjacent sidewalks, landscaping, driveways, parking lots, fences and signs located in the areas which are included in the Premises. Landlord shall incur no expense nor have any obligations of any kind whatsoever in connection with maintenance of the Premises, and Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

     6.2 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when such improvements to the Premises were completed, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.

     6.3 Alterations and Additions. Tenant shall be responsible for all construction costs incurred with regard to leasehold improvements to the property, including, but not limited to, bulk excavation, storm drainage, stone sub-base, paving, parking lines, fencing, landscaping, curbs, steps, and pads to total $654,687.00. Tenant shall also be responsible for improvements regarding the warehouse for building equipment, mechanicals, in-plant office, electrical and all net change orders totaling $930,852.00. Tenant shall also be responsible for prorata soft costs totaling $120,075.00. The total cost of all leasehold improvements will be $1,705,614.00 as shown on attached Exhibit B.

     Tenant shall also be responsible for any further improvements to the property required for Tenant's use of the property during any term of the Lease, except as expressly provided in this Agreement, Tenant shall not, without Landlord's prior written consent, apply for or obtain any variance of the present zoning of the Premises or make any alternations, improvements, additions, utility installations in or about the Premises, except for non-structural alterations not exceeding $5,000.00 in cost.

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     7. INSURANCE: INDEMNITY

     7.1 Liability Insurance. Tenant, at its sole expense, shall obtain and keep in force during the term of this Lease a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be in an amount of not less than $1,000,000.00 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $1,000,000.00 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least $1,000,000.00. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

     7.2 Casualty Insurance. Tenant, at its sole expense, shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises in the amount of the full replacement cost value of the Premises but not for any amount less than $1,400,000.00 against all perils included within the classification of fire, extended coverage, vandalism and malicious mischief. The insurance policies provided for in this section shall include an inflation guard endorsement and provide for payment of loss under such policies to Landlord as additional insured and to Landlord's permanent lender or lenders under a standard mortgage clause. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

     7.3 Insurance Policies. Insurance required under this Agreement shall be in companies acceptable to Landlord, rated AAA or better in "Best's Insurance Guide." Tenant shall deliver to Landlord policies of such insurance evidencing the existence and amount of such insurance with loss payable clauses satisfactory to Landlord. Any renewal policies shall be delivered to Landlord at least fifteen (15) days prior to expiration of any other policy covering the same insured risk. No such policy shall be cancellable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, within fifteen (15) days prior to the expiration of such policies, furnish Landlord with renewals of such policies, or Landlord may order such insurance and charge the cost of such insurance to Tenant, which amount shall be payable by Tenant upon demand. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Agreement.

     7.4 Property of Landlord. Except as otherwise provided for in this Agreement, all insurance proceeds in the hands of Landlord or its permanent lender or lenders at the time of termination of this Lease, and all insurance proceeds thereafter received by Landlord or its permanent lender or lenders under any policy of insurance required to be maintained under the

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


terms of this Lease, shall be the sole and exclusive property of Landlord, subject to the rights of the Landlord's permanent lender or lenders.

     7.5 Indemnity. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use, possession, maintenance or improvement of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's agents, customers, contractors, employees, invitees, or any person in or about the Premises, and from and against all costs, attorneys' fees, expenses and liabilities insured in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall defend the same at Tenant's expense. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in, upon or about the Premises arising from any cause and Tenant hereby waives all claims in respect of any such damage or injury against Landlord except for any claims arising from Landlord's negligence or willful act.

     7.6 Exemption of Landlord from Liability. Tenant hereby agrees that except for any matter arising out of Landlord's negligence or willful act, Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant or any subtenant, or any subtenant's employees, contractors, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's or any subtenant's employees, customers, agents, contractors, invitees or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinkler, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

     8. DAMAGE OR DESTRUCTION.

     8.1 Damage - Insured. After any loss insured against pursuant to 6, Landlord shall, as soon as Landlord has collected the amount of insurance proceeds, commence repairing or rebuilding the damaged building and improvements upon the Premises, unless the Landlord terminates this Lease as provided in paragraph 7.3(a).

     8.2 Damage - Uninsured. If at any time during the term hereof the Premises are damaged and such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to paragraph 6, Landlord shall, at Landlord's option, either


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(a) repair such damage as soon as reasonably possible at Landlord's expense, except if such damage was caused by a negligent or willful act of Tenant, in which event it shall be at Tenant's expense; this Lease shall continue in full force and effect, or (b) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right within fifteen (15) days after the receipt of such notice to give written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event this Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within such 15-day period, this Lease may, at Landlord's option, be cancelled and terminated as of the date of the occurrence of such damage.

     8.3 Termination; Abatement.

     (a) Destruction. In the event the Premises are totally destroyed or the Premises cannot be repaired as required in this Agreement under applicable laws and regulations, notwithstanding the availability of insurance proceeds or contributions from Tenant, this Lease may, at Landlord's option, be terminated effective the date of the damage.

     (b) Non-abatement of Rent. In the event of any destruction which is repaired by Landlord, during the period between the date of damage and completion of repairs,the rent payable by Tenant shall not be reduced.

     9. RIGHT OF TENANT TO CANCEL

     Notwithstanding anything anything in this Lease contained to the contrary, in the event that (a) the entire Premises of more than twenty-five percent (25%) of the building shall be taken by condemnation, or (b) the improvements on the Premises are required to be removed or reconstructed by any governmental authority, or (c) the use of the Premises is prohibited by law or ordinance or other governmental authority, then the Tenant, if not then in default under this Agreement, may at its option notify Landlord within thirty (30) days after notice of such condemnation, taking, requirement or prohibition, that it elects to cancel and terminate this Lease and all of its rights and obligations under this Agreement,including all obligations, if any, arising from the event which is the basis for such option to cancel. The effective date of cancellation shall be the later of the date Tenant ceases to occupy the Premises or, as to (a), the date the condemning authority takes possession of the premises; or as to (b), the date in the order or decision by the governmental authority when the premises must be removed or reconstructed; or as to (c), the effective date of the law or ordinances. Upon such cancellation, Landlord shall be entitled to receive the award damages (as provided in paragraph 13), any other remuneration, and all the proceeds of insurance which have accrued or which may accrue from such taking, requirement, prohibition or other casualty.


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

     10. REAL PROPERTY TAXES

     10.1 Payment of Taxes. Landlord shall pay all real property taxes assessed against the Premises. Real property taxes are defined in 9.2. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. If any such taxes payable by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. Any taxes required to be paid by Tenant under the terms of this Lease but which become payable to the taxing authority after the expiration or earlier termination hereof shall be paid to Landlord by Tenant at the expiration or earlier termination hereof. Tenant's pro rata share will be based on the number of months during the applicable tax period that the Lease was in effect. If Tenant shall fail to pay Landlord within five (5) days of demand, such amount shall commence to bear interest at the Penalty Rate.

     10.2 Definition of "Real Property Tax". As used in this Agreement the term "real property tax" shall include any form of tax assessment, license fee, levy, penalty or tax (other than income, inheritance, or estate taxes) imposed by any authority having the direct or indirect power to tax real property, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement districts of any city, county, state or federal government, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part. Provided, however, if any such tax or aassessment may be paid in installments over more than one (1) year, Tenant may pay each such installment at least thirty (30) days prior to the last day such installment may be paid prior to delinquency.

     10.3 Right to Protest. So long as Tenant shall in good faith deem any such tax covered by this paragraph to be excessive or illegal, Tenant shall have the privilege, in the name of Landlord (at Tenant's cost and expense) with respect to taxes covered by this paragraph of protesting, contesting, objecting to or opposing the legality of validity of any such taxes to be paid by Tenant under this paragraph, provided that notice of such protest, contest, objection or position shall be given to Landlord by Tenant at least thirty (30) days before any delinquency, and provided further that such protest, contest, objection or opposition shall not be carried on or maintained after the delinquency date by Tenant unless Tenant shall have paid the amount under protest or shall procure and maintain a stay of all proceedings to enforce any collection of any such amount under protest in such manner as may be required or permitted by law to accomplish such stay. Landlord shall, without cost to it, cooperate with Tenant in connection with any such proceedings. In the event of any such protest, contest, objection or opposition, Tenant shall, within fifteen (15) days after the final determination of any such protest, contest, objection or opposition adversely to it, fully pay, satisfy, and discharge the amounts involved in or affected by such protest, contest, objection or opposition, together with any penalties, fines, interest, cost or expenses which may have accrued on any such amounts. Landlord shall execute any and all documents needed, necessary or convenient when required by Tenant in connection


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with any such protest, contest, objection or opposition or action based thereon; provided, however, that any costs or expenses involved any such protest, contest, objection or opposition or action based thereon shall be paid by Tenant. Any rebates or refunds obtained by Tenant shall belong to and be the property of Tenant.

     10.4 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

     11. UTILITIES

     Tenant shall pay for all water, sewer, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.

     12. LANDLORD'S ACCESS

     Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same or showing the same to prospective purchasers or lenders. Landlord may enter the Premises to make alterations, repairs, improvements or additions to the Premises or to the building of which they are a part; however, such work shall not unreasonably interfere with Tenant's use of the Premises during its normal working hours.

     13. DEFAULTS; REMEDIES

     13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

     (a) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant under this Agreement, as and when due, where such failure shall continue for a period of fifteen (15) days.

     (b) The failure by Tenant to observe or perform any covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in (a) above, where such failure shall continue for a period of thirty
(30) days after it becomes known to Tenant by written notice of such failure from Landlord to Tenant, provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty-day period and thereafter diligently prosecutes such cure to completion.


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     (c)(1)The making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety
(90) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days.

     13.2 Remedies. Landlord shall have, in addition to any other rights or remedies, the right either to terminate this Lease or to continue this Lease in full force and effect.

     (a) This Lease shall not terminate unless Landlord notifies Tenant in writing that this Lease and Tenant's right of possession under this Agreement are terminated, or, unless Landlord institutes a judicial proceeding for the primary purpose of terminating and which in fact results in a termination of Tenant's right to possession of the Premises. In no event shall the following actions by Landlord or its agents, either before or after any abandonment of the Premises by Tenant constitute a termination of this Lease: (i) maintenance or preservation of the Premises; (ii) efforts to relet the Premises; (iii) appointment of a receiver in order to protect Landlord's interests under this Agreement. If Landlord elects to terminate this Lease, Landlord thereupon shall, without liability to Tenant, have the immediate right to re-enter the Premises, remove all persons and property therefrom, and store any property so removed in a public warehouse or elsewhere, at the cost of and for the account of Tenant. Any reletting of the Premises by Landlord may be for such term (including a term extending beyond the term of this Lease) at such rental or rentals and containing such other provisions as Landlord, in its sole discretion, shall determine.

     (b) If Landlord terminates this Lease by reason of Tenant's breach, Tenant shall pay to Landlord and be liable for:

        (1) all rents and other charges due and unpaid at the time of termination, together with interest thereon accrued from the date each such sum became due at the Penalty Rate; and

        (2) all rents and other charges which become due between the time of termination and the time of award, less any rent other charges that: (i) Landlord has actually received from reletting the Premises, or (ii) Landlord could have obtained in reletting the Premises by action reasonable in the circumstances then prevailing, together with interest thereon accrued from the date each such sum became due at the Penalty Rate; and

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     (3) the difference, if any, between (a) all rents and other charges for the balance of the term of this Lease, less (b) any rents and other charges that Tenant proves: (i) Landlord will receive by reason of the reletting of the Premises, or (ii) Landlord could obtain in reletting the Premises by acting reasonable in the circumstances then prevailing, which difference shall be discounted to present value at the time of award at the discount rate of nine percent (9%) in effect at the time of award plus one percent (1%); and

        (4) all costs, expenses and losses Landlord incurs by reason of Tenant's breach of this Lease, including without limitation, the following: (i) all expenses for repairing or restoring the Premises,
   (ii) all brokers' fees, advertising costs and other expenses of reletting the Premises, (iii) all expenses in retaking possession of the Premises, and (iv) reasonable attorneys' fees and court costs.

        (5) As used in subparagraph (b) hereof, the term "time of award" shall mean the time of entry of a judgment of award against Tenant in an action or proceeding arising out of Tenant's breach of this Lease.

     (c) If, upon breach of this Lease by Tenant, Landlord elects to continue this Lease in full force and effect, Landlord, in addition to exercising any other rights or remedies, may enforce all of its rights and remedies under this Agreement and Tenant shall remain obligated to perform all of Tenant's obligations under this Agreement to be performed by Tenant, including without limitation, timely payment of all rents and other charges. In addition, Tenant shall be liable for reasonable attorneys' fees incurred by Landlord by reason of Tenant's breach under this Agreement. Notwithstanding that Landlord elects, after a breach of this Lease by Tenant, to continue this Lease in full force and effect, Landlord may at any time thereafter elect to terminate this Lease for such breach or any other breach. If Landlord so terminates, in addition to any other rights or remedies of Landlord, Landlord shall have the rights and remedies provided for in subparagraphs (a) and (b) above.

     (d) The rights, privileges, elections and remedies of Landlord in this
Section 12 are cumulative and not alternative.

     13.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performances within such 30-day period and thereafter diligently prosecutes the same to completion.

     14. CONDEMNATION

     14.1 Right to Terminate. If the Premises or so much of the Premises that the portion remaining is not suitable for the conduct of Tenant's business shall be taken by condemnation, Tenant may cancel this Lease as provided in 8.

     14.2 Rent Reduction. If Tenant does not terminate or if Tenant does not have a right to terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the building included in the Premises. Land areas taken shall not cause a reduction in rent.

     If this Lease is not so terminated, the condemnation proceeds shall be applied (a) first in satisfaction and discharge of all assessments, if any, for both principal and interest levied on the Premises or any part of the Premises for benefits resulting from the improvements for which or in conjunction with which the condemnation was effected; and (b) so much of the balance as is necessary to pay the cost of restoration of injury to, or damage to, the buildings or improvements located on the Premises resulting from the condemnation.

     14.3 Property of Landlord. Except as expressly provided in this Agreement and after all of Tenant's obligations under this Agreement are terminated, any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages.

     15. GENERAL PROVISIONS

     15.1 Estoppel Certificate. Tenant or Landlord shall at any time upon not less than thirty (30) days prior written notice from the other party execute, acknowledge and deliver to the requesting party a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any; (b) acknowledging that there are not, to the knowledge of the party making such statement, any uncured defaults on the part of the requesting party under this Agreement, or specifying such defaults if any are claimed; and (c) setting forth such other information as may reasonably be desired by the requesting party. Any such statment may be conclusively relied upon by any prospective subtenant of the Premises.

     15.2 Landlord's Liability. The term "Landlord" as used in this Agreement shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises, and providing Landlord is not at that time in default of any of

Landlord's obligations under this Agreement, in the event of any transfer of such title or interest, Landlord named in this Agreement
(and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

     15.3 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     15.4 Interest on Past-due Obligations. Except as expressly provided in this Agreement, any amount due to Landlord not paid when due shall bear interest at the Penalty Rate from the date due. Payment of such interest shall not excuse or cure any default by Tenant under the Lease.

     15.5 Time of Essence. Time is of the essence.

     15.6 Captions. Article and paragraph's captions are not a part hereof.

     15.7 Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned in this Agreement. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

     15.8 Notice. Any notice required or permitted to be given under this Agreement shall be in writing and may be served by certified mail, postage prepaid, return receipt requested, addressed to Landlord and Tenant respectively at the addresses set forth above.

     15.9 Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unneccesary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent under this Agreement by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     15.10 Recording. Tenant shall not record this Lease without Landlord's prior written consent. Either party shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording.

     15.11 Holding Over. If Tenant remains in possession of the Premises or any part of the Premises after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last monthly rental plus all other charges payable under this Agreement, and upon all the terms hereof applicable to a month-to-month tenancy.

     15.12 Cumulative Remedies. No remedy or election under this Agreement shall be deemed exclusively but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     15.13 Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a convenant and a condition.

     15.14 Binding Effect; Choice of Law. This Lease shall bind the parties, their successors and assigns. This Lease shall be governed by the laws of the State of North Carolina.

     15.15 Attorneys' Fees. If either party brings an action to enforce the terms hereof or declare rights under this Agreement, the prevailing party in any such action, trial or appeal, shall be entitled to these reasonable attorneys' fees to be paid by the losing party as fixed by the court.

     15.16 Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Landlord, except as expressly provided in this Agreement to the contrary, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

     15.17 Option to Renew. Provided that Tenant is not in default of any term, covenant or condition of this Lease, Tenant shall have the right and option to renew this Lease by written notice delivered to Landlord not less than ninety
(90) days prior to the expiration of the previous term, for two (2) additional terms defined as follows: (a) an initial renewal term of five (5) years, and (b) one additional renewal term of five (5) years on the same terms and conditions contained in this Agreement except as to rental and except Tenant shall have no further renewal options.

     15.18 Penalty Rate. The parties hereto do hereby agree that "Penalty Rate" as used in this Lease is defined as two percent (2%) above the rate of interest under the Loan in effect from time to time. For the purpose of computing the "Penalty Rate" in this Agreement, changes in the prime rate shall be effective on the date of each change.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first above written.

                                            LANDLORD:

                                            /s/ Harry Muhlschlegel
                                            -----------------------
                                                HARRY MUHLSCHLEGEL


                                            /s/ Karen Muhlschlegel
                                            -----------------------
                                                KAREN MUHLSCHLEGEL

                                            TENANT: JEVIC TRANSPORTATION, INC.


                                             By: ______________________
                                                  S.V. President & CFO


ATTEST:
Karen Muhlschlegel
---------------------------
________ Secretary


[Corporate Seal]

NEW JERSEY

Burlington COUNTY




     I, Joanne Murnane, a Notary Public of Burlington County certify that HARRY MUHLSCHLEGEL personally came before me this day and acknowledged the due execution of the foregoing instrument.

         WITNESS my hand and notarial seal or stamp, the 12 day of April, 1995.

                                                       Joanne Murnane
                                                       ---------------
                                                       Notary Public

My Commission Expires:

------------------------
JOANNE MURNANE
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES MAY 16, 1999
NEW JERSEY

Burlington COUNTY

         I, Joanne Murnane, a Notary Public of Burlington County, certify that KAREN MUHLSCHLEGEL personally came before me this day and acknowledged the due execution of the foregoing instrument.

         WITNESS my hand and notarial seal or stamp, this 12 day of April, 1995.

                                                        Joanne Murnane
                                                        ------------------
                                                        Notary Public

My Commission Expires:

------------------------
JOANNE MURNANE
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES MAY 16, 1999
NEW JERSEY

NEW JERSEY

Burlington COUNTY

     I, Joanne Murnane, a Notary Public of Burlington County, certify that KAREN MUHLSCHLEGEL personally came before me this day and acknowledged that (s)he is _________ Secretary of JEVIC TRANSPORTATION, INC., a New Jersey corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its Sr. Vice President, sealed with its corporate seal and attested by him/her as its ________________Secretary.





     WITNESS my hand and notarial seal or stamp, this 12 day of April, 1995.

                                                       Joanne Murnane
                                                       ---------------
                                                       Notary Public

My Commission Expires:
------------------------
JOANNE MURNANE
NOTARY PUBLIC OF NEW JERSEY
MY COMMISSION EXPIRES MAY 16, 1999

                                  EXHIBIT A

                           Description of Premises.

                     LOT #1, GOODMAN ROAD INDUSTRIAL PARK

    Lying and being in Cabarrus County, North Carolina, No. 2 Township and

     BEGINNING at a point marked by a #5 Iron Rebar, which point is N. 13-33-04
E. 715.68 feet from NCGS Monument "Tent" (N=605,467.07), E=1,493,754.63, NAD
27), and running thence N. 44-10-13 W. 507.64 feet to an existing iron; thence N.24-52-34 E. 266.05 feet to a found Monument; thence N. 69-04-11 W. 50.00 feet to a PK Nail set in the center of Goodman Road (SR #1441); thence with the center line of said Goodman Road N. 25-14-24 E. 463.20 feet to an existing iron; thence S. 40-57-30 E. 263.87 feet to an Ash Cluster; thence S. 74-12-58 E.
596.27 feet to an existing iron; thence S. 29-11-51 W.19.94 feet to a Monument; thence N. 55-32-17 W. 4.64 feet to a Monument; thence S. 42-52-42 W. 611.58 feet to a Monument; and thence S. 46-03-07 W. 314 feet to the point or place of beginning, and consisting of 11.668 acres, more or less, as shown on Boundary Survey of Lot #1, Goodman Road Industrial Park prepared for Harry J. and Karen
B. Muhlschlegel dated February 24, 1993, by Power Engineering Co., Inc., Kenneth
M. Green, RLS.

                                  EXHIBIT B

                        Cost of Leasehold Improvements

         Item                                        Dollar Amount
         ----                                        -------------
         Site:
         -----

         Bulk Excavation                              $220,775.00



         Storm Drainage                               $ 55,194.00
         Stone Sub-Base                               $  5,674.00
         Paving                                       $275,970.00
         Parking Lines                                $  1,021.00
         Fencing                                      $ 10,556.00
         Landscaping                                  $ 40,853.00
         Curbs, Steps, Pads                           $ 44,644.00
                                                      ===========

            Sub-Total                                 $654,687.00

         Warehouse:
         ----------

         Equipment                                    $229,777.00
         Mechanicals                                  $172,155.00
         In-Plant Office                              $192,840.00
         Electrical                                   $126,835.00
         Changes Orders, Net                          $209,245.00
                                                      -----------

            Sub-Total                                 $930,852.00

         Total Jevic Costs                          $1,585,539.00

         Total Jevic Costs:                         $1,585,539.00
         Total Project Costs less General Costs     $2,349,936.50
         Jevic Percent of Total                             67.47%
         Total General Conditions                   $  177,964.00
         Prorats General Conditions                 $  120,075.10
                                                    -------------

            Total Jevic Costs                       $1,705,614.10